                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------
                                  FORM 8-K/A
                                AMENDMENT NO. 1

                               TO CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                APRIL 15, 1997
               Date of Report (date of earliest event reported)


                        Commission File Number 0-20835

                             THE LEAP GROUP, INC.
            (Exact name of registrant as specified in its charter)


               Delaware                                 36-4079500
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)


                   22 W. Hubbard Street, Chicago, IL  60610
         (Address of  principal executive office, including zip code)


                                (312) 494-0300
             (Registrant's telephone number, including area code)



This Amendment to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 30, 1997 is being filed in order to amend Item 7 thereto as set forth below. The undersigned Registrant hereby amends the following item of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on April 30, 1997, as set forth on the pages attached hereto.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

    The following financial statements and exhibits are filed as part of this report, where indicated.


    (a)  Financial statements of YAR Communications, Inc.:

         Independent Auditors' Report.......................................   3
         Balance Sheets as of December 31, 1996 and 1995,
           and (Unaudited) March 31, 1997...................................   4
         Statements of Income and Retained Earnings for the Years Ended
           December 31, 1996, 1995, and 1994, and (Unaudited) the Three
           Months Ended March 31, 1997 and 1996.............................   5
         Statements of Cash Flows for the Years Ended December 31, 1996,
           1995, and 1994, and (Unaudited) the Three Months Ended March 31,
           1997 and 1996....................................................   6
         Notes to Financial Statements...................................... 7-8

    (b)  Pro forma financial information:

         Unaudited Pro Forma Consolidated Balance Sheet.....................   9
         Unaudited Pro Forma Consolidated Statement of Operations...........  11
         Notes to Pro Forma Consolidated Financial Information..............  12

    (c)  Exhibits:

           10.1*  Asset Purchase Agreement between Rayco Group, Inc., The Leap
                  Group, Inc., Y.A.R. Communications, Inc., Yuri Radzievsky and
                  Anna Radzievsky, dated April 15, 1997.  Registrant agrees to furnish supplementally to the Commission, upon request, a copy of any omitted schedule.
           10.3*  Employment Agreement of Yuri Radzievsky, dated April 15, 1997.
           10.4*  Employment Agreement of Anna Radzievsky, dated April 15, 1997.
           23.1   Consent of Finkle, Ross & Rost.
--------------------

   * Previously filed as Exhibit to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 1997.

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


To the Board of Directors of
YAR Communications, Inc.

We have audited the accompanying balance sheets of YAR Communications, Inc. as of December 31, 1996 and 1995, and the related statements of income and retained earnings, and cash flows and supplementary information for each of the three years ended December 31, 1996. These financial statements are the responsibility of YAR Communications, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and supplementary information referred to above present fairly, in all material respects, the financial position of YAR Communications, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



FINKLE, ROSS & ROST LLP
April 30, 1997

                           YAR Communications, Inc.
                                Balance Sheets

                                    Assets

                                               December 31,           March 31,
                                        -------------------------    -----------
                                           1996           1995          1997
                                        -----------    ----------    -----------
                                                                     (unaudited)
Current Assets
  Cash and cash equivalents             $   586,872    $  413,928    $  771,431
  Accounts receivable, net                5,528,964     3,773,795     3,649,884
  Work in progress                          733,831       624,494       988,651
  Other current assets                      871,503       978,773       351,633
  Loan to shareholders                      304,919        37,808       492,976
                                        -----------    ----------    ----------
    Total current assets                  8,026,089     5,828,798     6,254,575

Property and equipment, net               3,105,364     1,883,517     3,196,887
Security deposits                            26,483        21,483        26,483
                                        -----------    ----------    ----------
Total Assets                            $11,157,936    $7,733,798    $9,477,945
                                        ===========    ==========    ==========

                      Liabilities & Stockholders' Equity

Current Liabilities
  Accounts payable & accrued expenses      $238,154            $0      $152,188
  Notes payable                           2,013,580     1,393,140             0
  Income taxes payable                        9,038         9,385             0
  Deferred income taxes payable             693,272       480,546       693,272
  Short-term equipment lease liability            0             0       236,989
  Deferred revenue                          310,000       476,801       310,000
                                        -----------    ----------    ----------
    Total current liabilities             3,264,044     2,359,872     1,392,449

Long-term equipment lease liability               0             0       515,924

Commitments and Contingencies

Stockholders' Equity
  Common stock, $1 par value,
   100 shares authorized, issued and
   outstanding                                  100           100           100
  Additional paid-in capital                  1,900         1,900         1,900
  Retained earnings                       7,891,892     5,371,926     7,567,572
                                        -----------    ----------    ----------
    Total stockholders' equity            7,893,892     5,373,926     7,569,572

Total Liabilities & Stockholders'
 Equity                                 $11,157,936    $7,733,798    $9,477,945
                                        ===========    ==========    ==========

  The accompanying notes are an integral part of these financial statements.

                           YAR Communications, Inc.
                   Statement of Income and Retained Earnings
             For the Years ended December 31, 1996, 1995, and 1994
              And the Three Months ended March 31, 1997 and 1996

                                                                               For the Three Months
                                        For the Year Ended December 31,           Ended March 31,
                                   ---------------------------------------   -------------------------
                                       1996          1995          1994          1997         1996
                                   -----------   -----------   -----------   -----------   -----------
                                                                             (unaudited)   (unaudited)
Revenues                           $18,473,924   $13,645,030   $15,028,876   $3,520,957    $3,931,747
Cost of sales                        8,967,277     7,759,532     8,868,413    1,919,893     1,922,358
                                   -----------   -----------   -----------   -----------   ----------
Gross profit                         9,506,647     5,885,498     6,160,463    1,601,064     2,009,389
Operating expenses                   6,797,002     5,131,013     3,705,371    1,916,020     1,449,376
                                   -----------   -----------   -----------   -----------   ----------
Operating income                     2,709,645       754,485     2,455,092     (314,956)      560,013
  Interest income/(expense)             38,054        54,562        59,924       (9,364)       (6,075)
                                   -----------   -----------   -----------   -----------   ----------
Income before provision for
  income taxes                       2,747,699       809,047     2,515,016     (324,320)      553,938
  Provision for income taxes          (227,733)      (75,337)     (227,124)           0       (49,854)
                                   -----------   -----------   -----------   -----------   ----------
Net income                         $ 2,519,966   $   733,710   $ 2,287,892    $(324,320)   $  504,084
                                   ===========   ===========   ===========   ===========   ==========

Retained earnings
  beginning of year                $ 5,371,926   $ 4,638,216   $ 2,350,324   $7,891,892    $5,371,926
                                   ===========   ===========   ===========   ===========   ==========
Retained earnings
  end of year                      $ 7,891,892   $ 5,371,926   $ 4,638,216   $7,567,572    $5,876,010
                                   ===========   ===========   ===========   ===========   ==========



The accompanying notes are an integral part of these financial statements.

                           YAR Communications, Inc.
                           Statements of Cash Flows
             For the Years ended December 31, 1996, 1995, and 1994
              And the Three Months ended March 31, 1997 and 1996


                                                                                              For the Three Months
                                                For the Year Ended December 31,                  Ended March 31,
                                          -------------------------------------------     ----------------------------
                                             1996             1995            1994            1997             1996
                                          -----------     -----------     -----------     -----------      -----------
                                                                                          (unaudited)      (unaudited)
CASH FLOWS FROM
OPERATING ACTIVITIES
Net income/(loss)                         $ 2,519,966     $   733,710     $ 2,287,892     $  (324,320)     $   504,084
Adjustments to reconcile net income to
net cash used in operating activities:
      Depreciation and amortization           427,654         229,232         184,334          90,000           75,000
      (Increase) decrease in
        accounts receivable                (1,755,169)        189,109      (1,431,287)      1,879,080        1,479,164
      (Increase) decrease in
        work in progress                     (109,337)         67,423        (373,081)       (254,820)        (213,571)
      Decrease (increase) in
        other current assets                  107,270        (388,492)       (583,828)        340,572           55,359
      Increase (decrease) in
        accounts payable                      283,154            (325)       (812,565)        (85,966)         367,523
      Decrease (increase) in
        income taxes payable                     (347)          9,385          (5,327)        (17,796)          49,854
      Increase in deferred
        income taxes payable                  212,726          51,425         201,252               0                0
      (Decrease) increase in
        deferred revenue                     (166,801)         (2,735)        398,220               0                0
                                          -----------     -----------     -----------     -----------      -----------
        Net cash provided by
        (used in) operating activities      1,474,116         888,732        (134,390)      1,626,750        2,317,413

CASH FLOWS FROM
INVESTING ACTIVITIES
      Purchase of property
         and equipment                     (1,649,501)     (1,038,670)       (779,628)       (181,522)        (140,159)
      Increase in security deposits            (5,000)         (3,883)          -               -                -
                                          -----------     -----------     -----------     -----------      -----------
         Net cash used in
         investing activities              (1,654,501)     (1,042,553)       (779,628)       (181,522)        (140,159)

CASH FLOWS FROM
FINANCING ACTIVITIES
      Bank loan proceeds, net                 620,440         220,440       1,172,700      (2,013,580)      (1,319,890)
      Equipment lease payable                  -               -               -              752,911            -
      Stockholder loan repayments            (267,111)        (80,373)       (248,195)         -                 -
                                          -----------     -----------     -----------     -----------      -----------
         Net cash provided by
         (used in) financing activities       353,329         140,067         924,505      (1,260,669)      (1,319,890)
                                          -----------     -----------     -----------     -----------      -----------
Net increase in cash and
     cash equivalents                         172,944         (13,754)         10,487         184,559          857,364
Cash and cash equivalents,
     beginning of year                        413,928         427,682         417,195         586,872          413,928
                                          -----------     -----------     -----------     -----------      -----------
Cash and cash equivalents,
     end of year                          $   586,872     $   413,928     $   427,682     $   771,431      $ 1,271,292
                                          ===========     ===========     ===========     ===========      ===========

                           YAR Communications, Inc.
                         Notes to Financial Statements

NOTE 1         OPERATIONS

YAR Communications, Inc. (the "Company") was established in 1989 as a continuation of Euramerica, Inc. which was established in 1975 by the same founder. The Company engages in the business of multilingual communications services.

NOTE 2         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents
The Company recognizes certificates of deposit with original maturities of three months or less as cash equivalents for purposes of the statement of cash flows.

Accounting Method
The Company maintains its books and records on the accrual basis of accounting for financial reporting.

Provision for Doubtful Accounts
The Company has provided an allowance for doubtful accounts of $253,049 and $128,049 at December 31, 1996 and 1995, respectively.

Work in Progress
Work in progress includes all direct material, labor costs and estimated earnings thereon on uncompleted jobs, net of progress billings at December 31, 1996 and 1995, respectively.

Depreciation and Amortization
Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using accelerated and straight-line methods. Leasehold improvements are amortized over the remaining term of the lease. Expenditures for repairs and maintenance are charged to operations in the period incurred. The estimated useful lives of the assets are as follows:

          Automobile                         5 years
          Office equipment                   7 years
          Leasehold improvements          7-13 years

Income Taxes
The Company reports on the cash basis for income tax purposes.

At December 31, 1996 and 1995, $693,272 and $480,546, respectively, has been provided for deferred local and California franchise taxes resulting from the difference generated by the different methods of reporting income for tax and financial reporting purposes.

The Company has elected to be taxed as an S Corporation for Federal and New York State purposes. The Corporation does not pay Federal income tax or New York State franchise tax on its taxable income. Instead, the shareholders are taxed personally on the Corporation's taxable income. Therefore, the provision for income taxes reflected in these financial statements consists primarily of New York City corporation income tax and California franchise tax.

NOTE 3         SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest during the years ended December 31, 1996, 1995 and 1994, was $14,044, $15,893 and $17,259, respectively. Cash paid for income taxes during the years ended December 31, 1996, 1995 and 1994, was $17,849, $14,420 and $49,181, respectively.

NOTE 4    PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1996 and 1995, at cost, consists of:

                                              1996         1995
                                          -----------  ----------
Automobile                                $   151,456   $  121,231
Office equipment                            2,548,553    1,362,180
Leasehold improvements                      1,427,857      994,954
                                          -----------   ----------
                                            4,127,866    2,478,365
Less:  Accumulated depreciation            (1,022,502)    (594,848)
                                          -----------   ----------

Property and equipment, net               $ 3,105,364   $1,883,517
                                          ===========   ==========

Charges against income for depreciation of property and equipment amount to $427,654, $229,232 and $184,334, respectively, for the years ended December 31, 1996, 1995 and 1994.

NOTE 5         RELATED PARTY TRANSACTIONS

As of December 31, 1996 and 1995, the Company is due from its stockholder $304,919 and $37,808, respectively. This loan is unsecured and non-interest bearing. Refer to Note 6 for personal guarantees of corporate notes payable.

NOTE 6         NOTES PAYABLE

The Company has short-term commercial loans payable to a bank totaling $2,013,580 and $1,292,140 as of December 31, 1996 and 1995, respectively. The notes bear interest at the prime lending rate and are secured by accounts receivable as well as a blanket lien on all corporate assets. The notes are personally guaranteed by the officers of the corporation. The entire balance was repaid in February 1997.

NOTE 7         MAJOR CUSTOMER

The Company earned in excess of 50% of its revenue from services rendered under a contract with one major customer during the years ended December 31, 1996, 1995, and 1994.

NOTE 8         LEASE COMMITMENTS

The Company leases facilities under several operating leases expiring December 31, 2006 or earlier. The leases provide for certain fixed escalation charges and various rent holidays in certain years. Minimum lease payments under the aforementioned leases, excluding escalation charges and rent holidays, for the next five years approximate the following:

          1997                $411,000
          1998                $397,000
          1999                $420,000
          2000                $423,000
          2001                $385,000


NOTE 9         SUBSEQUENT EVENTS

In February 1997, the Company utilized approximately $771,000 of a $1,000,000 leasing line with a commercial bank to lease computer equipment.

On April 15, 1997, the Company sold substantially all of the Company's assets and certain liabilities to The Leap Group, Inc. for a purchase price of $20 million in cash.

              THE LEAP GROUP, INC. ---  YAR COMMUNICATIONS, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(1)  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

The following unaudited pro forma consolidated balance sheet has been derived from The Leap Group, Inc. (the Company) consolidated balance sheet as of January 31, 1997 included in the Company's annual report on Form 10-K for the fiscal year ended January 31, 1997. Adjustments have been made to such information to give effect to the acquisition of YAR Communications, Inc. ("YAR") as if it had occurred on the balance sheet date. The unaudited pro forma consolidated balance sheet combines the Company's consolidated balance sheet as of January 31, 1997 with YAR's balance sheet as of December 31, 1996. The unaudited pro forma consolidated balance sheet should be read in conjunction with the consolidated financial statements of the Company and Subsidiaries, including the notes thereto, which are included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997, and the financial statements of YAR, including the notes thereto, contained elsewhere in this Form 8-K.


               The Leap Group, Inc. --- YAR Communications, Inc.
               -------------------------------------------------

                Unaudited Pro Forma Consolidated Balance Sheet
               -------------------------------------------------

                 ASSETS
                 ------
                                                                                                                       Pro Forma
                                                LEAP                    YAR                     Other                   Balance
                                               Actual                  Actual                Adjustments                 Sheet
                                            ------------            ------------             -----------              -----------
CURRENT ASSETS
  Cash and cash equivalents                 $32,312,749             $   586,872              (20,000,000)  (d)        $12,899,621
  Accounts receivable, net                    4,793,937               5,528,964                                        10,322,901
  Costs in excess of billings, net              218,721                 733,831                                           952,552
  Deferred income tax asset                      64,622                 -                                                  64,622
  Loan from shareholder                         -                       304,919                 (304,919)  (a)            -
  Other current assets                          215,174                 871,503               19,854,274   (a),(c)     20,940,951
                                            -----------             -----------                                       -----------
      Total current assets                   37,605,203               8,026,089                                        45,180,647
                                            -----------             -----------                                       -----------

PROPERTY AND EQUIPMENT, net                   1,189,361               3,105,364                                         4,294,725

OTHER ASSETS
Goodwill                                              0                       0               12,079,372   (b)         12,079,372
All other assets                              1,065,048                  26,483                 (224,929)  (b)            866,602
                                            -----------             -----------                                        ----------
      Total other assets                      1,065,048                  26,483                                        12,945,974

TOTAL ASSETS                                $39,859,612             $11,157,936                                       $62,421,346
                                            ===========             ===========                                       ===========



LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------


                                                                                                               Pro Forma
                                                           LEAP             YAR              Other              Balance
                                                          Actual           Actual         Adjustments            Sheet
                                                       ------------     -----------    -----------------     ------------
CURRENT LIABILITIES
  Accounts payable and accrued expenses                 $ 2,644,270     $   238,154                           $ 2,882,424
  Current income tax payable                                      0           9,038          (9,038)  (a)               0
  Deferred income tax payable                                     0         693,272        (693,272)  (a)               0
  Billings in excess of costs                               214,264         310,000                               524,264
  Notes payable                                              -            2,013,580      20,000,000   (b)      22,013,580
  Current portion of capital lease obligations               52,066          -                                     52,066
                                                       ------------     -----------                           -----------
          Total Current Liabilities                       2,910,600       3,264,044                            25,472,334

LONG-TERM DEBT
  Deferred income tax payable                               294,326          -                                    294,326
  Capital lease obligations                                  71,999          -                                     71,999
                                                       ------------     -----------                           -----------
          Total Long-Term Debt                              366,325          -                                    366,325


TOTAL LIABILITIES                                         3,276,925       3,264,044                            25,838,659
                                                       ------------     -----------                           -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value; 20
   million shares authorized, no shares
   issued nor outstanding                                    -               -                                     -
  Common stock, $.01 par value; 100
   million shares authorized, actual and
   pro forma 13.6 million shares issued and
   outstanding as of January 31, 1997                       136,000          -                                    136,000
  Common stock, $1 par value; 100 shares
   authorized, actual--100 shares
   issued and outstanding; pro forma--none                                      100            (100)  (a)               0
   issued and outstanding as of December 31, 1996
  Additional paid in capital                             35,581,344           1,900          (1,900)  (a)      35,581,344
  Retained earnings                                         865,343       7,891,892     ($7,891,892)  (a)         865,343
                                                       ------------     -----------                           -----------
          Total Stockholders' Equity                     36,582,687       7,893,892                            36,582,687
                                                       ------------     -----------                           -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                    $39,859,612     $11,157,936                           $62,421,346
                                                       ============     ===========                          ============

The accompanying notes to the financial statements are an integral part of these statements.

                                       10

(2)  UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The following unaudited pro forma consolidated statement of operations combines the Company's operating results for the year ended January 31, 1997, with YAR's operating results for the year ended December 31, 1996. The unaudited pro forma consolidated statements of operations are not necessarily indicative of the future results of operations of the Company or the results of operations which would have resulted had the Company and YAR been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results.

               The Leap Group, Inc. --- YAR Communications, Inc.
               -------------------------------------------------
           Unaudited Pro Forma Consolidated Statement of Operations
           --------------------------------------------------------

                                                                                         Pro Forma
                                             LEAP           YAR            Other         Statement
                                            Actual        Actual        Adjustments    of Operations
                                          -----------   -----------   --------------   -------------

Revenues                                  $16,087,986   $18,473,924                      $34,561,910

Direct and related expenses                 8,847,323     4,091,118                       12,938,441
Salaries and related expenses               4,252,019     7,932,023      (550,691)(a)     11,633,351
General & administrative expenses           1,602,644     3,741,138       603,969 (b)      5,947,751
                                          -----------   -----------                      -----------
  Total Operating Expenses                 14,701,986    15,764,279                      $30,519,543

Operating Income                            1,386,000     2,709,645                      $ 4,042,367
  Interest income/(expense)                   456,293        38,054    (1,274,000)(d)       (779,653)
                                          -----------   -----------                      -----------

Pretax Income                               1,842,293     2,747,699                        3,262,714
  Income taxes                               (536,362)     (227,733)     (508,364)(c)     (1,272,459)
                                          -----------   -----------                      -----------

Net Income                                $ 1,305,931   $ 2,519,966                      $ 1,990,255

Per share data:
Net income  per share                           $0.12                                          $0.18
Weighted Average Shares                    11,126,162                                     11,126,162

  The accompanying notes to the financial statements are an integral part of these statements.

                THE LEAP GROUP, INC.--YAR COMMUNICATIONS, INC.
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Substantially all of the assets and certain liabilities of YAR Communications, Inc. ("YAR") were purchased by the Company for $20,000,000 in cash. In addition, YAR will also have the right to receive additional payments if they attain certain earnings goals, described below, during fiscal years 1998, 1999 and 2000.

The following adjustments have been reflected in the unaudited pro forma consolidated balance sheet.

     (a) To eliminate certain assets and related liabilities associated with the acquisition which are excluded pursuant to the Purchase Agreement.

     (b) To record the allocation of purchase price to the net assets of YAR as follows:

          Fair value of tangible net assets
           of YAR after adjustment (a)                          $ 8,145,557
          Goodwill                                               12,079,372
                                                                -----------
          Total purchase price                                  $20,224,929

     (c) To reclassify restricted collateral cash balances from current assets to other assets.

The actual allocation of the purchase price will depend upon the composition of YAR's net assets on the closing date and the Company's evaluation of the fair value of such net assets as of such date. Consequently, the ultimate allocation of purchase price could differ from that presented above.

The acquisition agreement also provides for additional cash payments equal to 50% of the excess, if any, of the Annual Pre-Tax Income Targets, defined below, for each of the calendar years 1997, 1998 and 1999, provided, however, that the corresponding Annual Revenue Targets for those years are met or exceeded.


     Year         Annual Pre-Tax Income Targets     Annual Revenue Targets
     ----         -----------------------------     ----------------------
     1997                  $3,937,500                     $22,500,000
     1998                  $4,725,000                     $27,000,000
     1999                  $5,670,000                     $32,400,000

The earnings and revenue targets are set at a minimum annual growth rate of 20%. There is no limit to the amount of cash payments that could be paid under this plan so as to further incent maximum performance. In the event such payments are made, additional goodwill will be recorded and amortized over its remaining estimated life.


           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

The following adjustments have been reflected in the unaudited pro forma consolidated statements of operations:

     (a) To reflect the anticipated change in salary expense as if the employment agreements entered into in conjunction with the acquisition had been in effect from the beginning of the periods presented.

     (b) To record amortization of goodwill over an estimated life of 20 years.

     (c) To reflect the income tax expense at the combined statutory rate as a result of the pro forma adjustments and the termination of YAR's S Corporation status effective upon the closing.

     (d) To record interest expense on the $20 million note payable raised to finance the acquisition purchase price.

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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE LEAP GROUP, INC.


                                         By: /s/  PETER VEZMAR
                                         ---------------------------------
                                         Peter Vezmar
                                         Chief Financial Officer

                                         Date:  June 12, 1997

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